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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 3, 2000
                                                         ---------------------


                                VTEL CORPORATION
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             (Exact name of registrant as specified in its charter)



            Delaware                       0-20008               74-2415696
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(State or other jurisdiction of       (Commission File         (IRS Employer
         incorporation)                    Number)           Identification No.)

108 Wild Basin Road, Austin, Texas                                 78746
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:           (512) 437-2700
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                                (Not Applicable)
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(Former name or former address, if changed since last report)


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Item 5.  Other Events
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     The Registrant has settled a lawsuit pending in the 126th Judicial District
Court in Travis County, Texas which the Registrant had previously initiated against five former employees who left the Registrant in September 1996 to form Via Video Communications, Inc. ("Via Video"). Via Video was subsequently acquired by Polycom, Inc. Pursuant to the settlement agreement, the former employees of the Registrant have paid the Registrant $2.5 million in cash and have delivered to the Registrant 300,800 shares of common stock of Polycom, Inc., having a market value $39,104,000 as of March 3, 2000, in settlement of the claims asserted by the Registrant. The parties have agreed to dismissal of all claims and counterclaims and third party claims in the lawsuit, ending the litigation. Separately, the Registrant voluntarily dismissed Polycom, Inc. and Via Video from the case without consideration.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VTEL CORPORATION
                                  (Registrant)


Date: March 3, 2000               By:      /s/ Stephen Von Rump
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                                           Stephen Von Rump
                                           President and Chief Executive Officer


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